EXHIBIT 10.GG

AMENDMENT
TO THE
VALLEY NATIONAL BANK
CHANGE IN CONTROL SEVERANCE PLAN
EFFECTIVE AS OF JANUARY 27, 2016
WHEREAS, Valley National Bancorp (the “Company”) adopted the Valley National Bank Change in Control Severance Plan, effective as of January 27, 2016 (the “2016 Plan”) to provide for certain severance benefits to First Senior Vice Presidents and Senior Vice Presidents of the Company in the event of certain terminations of employment following a change in control of the Company; and
WHEREAS, in Section 9.03 of the 2016 Plan, the Company reserved to itself by action of the Compensation and Human Resources Committee (the “Committee”) the right to amend or terminate the 2016 Plan prior to the occurrence of a Change in Control (as defined therein), by providing at least twelve (12) months advance written notice to each Participant therein; and
WHEREAS, no Change in Control has occurred as of the date of this Amendment; and
WHEREAS, the Company wishes to freeze participation in the 2016 Plan as to all employees who are hired or rehired on or after January 1, 2019;
WHEREAS, the Company wishes to terminate the 2016 Plan as to all Participants, effective as of January 1, 2021 (the “Termination Date”); and
WHEREAS, the Committee approved this Amendment at a meeting on January 30, 2019
NOW, THEREFORE, the 2016 Plan is amended as follows, effective as of December 31, 2018:

1.	Article I is amended by adding the following new paragraph to the end thereof:
“Notwithstanding anything else herein to the contrary, the Plan is terminated effective as of January 1, 2021, except with respect to Qualifying Terminations occurring prior to such date. In addition, no individual who is hired or rehired by the Company on or after January 1, 2019 shall be eligible to receive benefits under this Plan under any circumstances.”

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EXHIBIT 10.GG

2.	Article II of the Plan is amended by adding the following new sentence to the end of the definition of “Eligible Employee”:
“Notwithstanding anything else herein to the contrary, no individual who is hired or rehired by the Company on or after January 1, 2019 shall be treated as an Eligible Employee hereunder for any purpose.”

3.	Section 3.01 of the Plan is amended by adding the following sentence to the end thereof:
“Notwithstanding anything else herein to the contrary, no Eligible Employee shall be entitled to receive any payments or rights under this Plan if he or she receive benefits under the Valley National Bancorp 2019 Change in Control Severance Plan.”

4.
Section 8.01 of the Plan is amended by deleting the words “Carol Diesner, Director of Human Resources” and replacing them with “Yvonne Surowiec, Executive Vice President and Chief Human Resources Officer”.

IN WITNESS WHEREOF, being duly authorized, I have hereunto set my hand this 30 day of January, 2019.

By:
Gerald Korde, Chairman,
Compensation and Human Resources Committee

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